UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 13, 2017

SYNCHRONOSS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crossing Boulevard, 8th Floor Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2017, the Board of Directors (the “Board”) of Synchronoss Technologies, Inc. (the “Company”) appointed Glenn Lurie, age 52, as the Chief Executive Officer of the Company and appointed Mr. Lurie as a Class III director of the Board, effective as of November 16, 2017.

Mr. Lurie has nearly 30 years of experience in the telecommunications and wireless industries.  Mr. Lurie has significant leadership and operations experience, most recently serving as President and Chief Executive Officer of AT&T’s Mobility and Consumer Operations until his retirement from AT&T in September 2017. Prior to his promotion to President and Chief Executive Officer of AT&T’s Mobility and Consumer Operations, Mr. Lurie served in a number of senior executive roles at AT&T, and led the team responsible for negotiating its exclusive U.S. agreement with Apple Inc. to launch the first iPhone in 2007. Mr. Lurie is active in industry associations and within the community. He most recently served as chairman of the board for the Consumer Technology Industry Association in 2016. He also serves on the Delphi Technology Advisory Council and is a member of the executive advisory board of Curing Kids Cancer and the board of the Atlanta Concorde Fire Soccer Club. Mr. Lurie holds a Bachelor of Arts in Business/Marketing from Seattle Pacific University.

Pursuant to the terms of his appointment as Chief Executive Officer, Mr. Lurie will be entitled to receive an annual base salary of $750,000 and be eligible to receive an annual performance bonus, with a target amount equal to 120% of his annual base salary, based upon the achievement of certain Company and individual objectives as determined by the Board or its Compensation Committee.  The Board or its Compensation Committee shall review Mr. Lurie’s base salary at least annually to determine whether to increase (but not decrease) the base salary in its discretion

The Company granted Mr. Lurie an initial award of 180,528 time-based restricted stock awards (“RSAs”), time-based stock options to purchase 507,101 shares of the Company’s common stock (the “Initial Options”) and 180,528 performance shares (the “Performance Shares”), effective on his first day of employment.  The RSAs will vest in equal annual installments on each anniversary of the grant date over a period of three years.  The Initial Options have an exercise price of $10.04 per share, the closing price of the Company’s common stock on The Nasdaq Global Select Market on November 13, 2017, and shall vest with respect to 1/4 of the shares of common stock underlying the Initial Options on the one year anniversary of the date of grant and with respect to the remaining share in equal monthly installments over the following 36 months.  One-half of the Performance Shares shall vest upon the approval of the Board or its Compensation Committee based upon whether the Company has met the required performance goals for the 2018 performance period (i.e., March 2019) and the remaining one-half of the Performance Shares shall vest upon the approval of the Board or its Compensation Committee based upon whether the Company has met the required performance goals for the 2019 performance period (i.e., March 2020).  Each vested Performance Share will entitle Mr. Lurie to receive one share of common stock of the Company.  The 2018 and 2019 Company performance goals shall be determined by the Board or its Compensation Committee at the time the Company’s business plan for such period is determined.

In addition, Mr. Lurie was granted options to purchase 1,000,000 shares of the Company’s common stock (the “Challenge Grant” and collectively with the RSAs, the Initial Options and the Performance Shares, the “Inducement Awards”), at an exercise price of $10.04 per share, the closing price of the Company’s common stock on The Nasdaq Global Select Market on November 13, 2017.  The Challenge Grant shall vest in full on the third anniversary of the date of grant and shall expire on the seventh anniversary of the date of grant.

The Inducement Awards were granted to Mr. Lurie pursuant to the inducement grant exception under Nasdaq Rule 5635(c)(4) and not pursuant to the Company’s 2015 Equity Incentive Plan or any other equity incentive plan of the Company. The Inducement Awards were granted as an inducement material to Mr. Lurie’s acceptance of employment with the Company.

Pursuant to his employment agreement, Mr. Lurie will be eligible to receive severance benefits if he is subject to an involuntary termination, contingent on him signing and not revoking a general release of all claims against the Company. The employment agreement provide that if prior to, or after 24 months following, the occurrence of a “change in control” (as defined in the employment agreement), Mr. Lurie is subject to an “involuntary termination” (as defined in the employment agreement), he shall be eligible to receive a lump-sum severance payment equal to (i) two times the sum of his base salary in effect at the time of termination plus his average bonus received in the immediately preceding two years plus (ii) an amount equal to 24 times the monthly amount the Company was paying on behalf of Mr. Lurie and his eligible dependents with respect to the Company’s group health insurance plans in which Mr. Lurie and his eligible dependents were participants as of the date of termination. In addition, all stock options, shares of restricted stock, and other equity awards granted by the Company and held by Mr. Lurie at the time of the involuntary termination shall be credited with an additional 12 months of vesting service as of the date of the termination; except that if the termination occurs prior to the third anniversary of the date of the grant of the Challenge Grant, then the number of shares subject to the Challenge Grant which vest shall equal to the product of (i) 1,000,000 shares and (ii) a fraction equal to (A) the number of complete calendar months that have elapsed since November 13, 2017 through the date of the involuntary termination and (B) 36.  Acceleration of performance vested restricted stock shall be determined based on the actual achievement of pro-rated performance goals through the date of involuntary termination.  The amount of these severance benefits shall be reduced by the amount of severance pay or pay in lieu of notice that Mr. Lurie receives from the Company under any applicable federal or state statute.

The employment agreement also provide that if an involuntary termination occurs within 120 days prior to or 24 months following a change in control, Mr. Lurie shall be eligible to receive a lump sum severance payment equal to (i) 2.99 times his base salary in effect at the time, (ii) two times his average bonus received in the immediately preceding two years, plus (iii) an amount equal to 24 times the monthly amount the Company was paying on behalf of Mr. Lurie and his eligible dependents with respect to the Company’s group health insurance plans in which Mr. Lurie and his eligible dependents were participants as of the date of termination. In addition, his outstanding stock options, shares of restricted stock, and other equity awards granted by the Company shall accelerate and be fully vested (other than performance-related restricted stock that is tied to performance after the change of control).  The amount of these severance benefits shall be reduced by the amount of severance pay or pay in lieu of notice that Mr. Lurie receives from the Company under any applicable federal or state statute.

In the event of Mr. Lurie’s death, Mr. Lurie’s estate will receive an amount equal to his target cash incentive bonus for the fiscal year in which such termination occurs (or, if greater, the bonus amount determined based on the applicable factors and actual performance for such fiscal year).  In addition, all stock options, shares of restricted stock (other than performance-related restricted stock), and other time-based equity awards granted by the Company and held by Mr. Lurie at the time of his death (other than the Challenge Grant) shall accelerate and be fully vested, and a pro rata portion of the Challenge Grant equal to (i) 1,000,000 shares times (ii) a fraction the numerator of which is the number of complete calendar months that have elapsed between November 13, 2017 and the date Mr. Lurie’s employment ends due to death, and the denominator of which is 36 shall accelerate and be fully vested.

If Mr. Lurie’s employment terminates due to “permanent disability” (as defined in the employment agreement), Mr. Lurie will be entitled to receive (i) an amount equal to his target cash incentive bonus for the fiscal year in which such termination occurs (or, if reasonably ascertainable and greater, the bonus amount determined based on the applicable factors and actual performance for such fiscal year), prorated based on the number of days of employment completed during that fiscal year, plus (ii) a lump sum amount equal to 24 times the monthly amount the Company was paying on behalf of Mr. Lurie and his eligible dependents with respect to the Company’s group health insurance plans in which Mr. Lurie and his eligible dependents were participants as of the date of termination.  In addition, all stock options, shares of restricted stock (other than performance-related restricted stock) and other time-based equity awards granted by the Company and held by Mr. Lurie (other than the Challenge Grant) shall accelerate and be fully vested as of the date of Mr. Lurie’s termination, and (ii) a pro rata portion of the Challenge Grant equal to (i) 1,000,000 shares times (ii) a fraction the numerator of which is the number of complete calendar months that have elapsed between November 13, 2017 and the date Mr. Lurie’s employment ends due to disability, and the denominator of which is 36 shall accelerate and be fully vested.

Mr. Lurie will also be entitled to the following fringe benefits: (1) a housing allowance of $72,000 per year for the first year and half of employment; (2) the reimbursement of up to $27,000 for relocation expenses; (3) an automobile lease and insurance allowance of $17,000 per year; and (4) the reimbursement of the cost of airfare for Mr. Lurie and his family from Arizona to New Jersey and back up to six times per year.

There are no related party transactions reportable under Item 404(a) of Regulation S-K between the Company and Mr. Lurie.

Mr. Lurie and the Company entered into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as an officer and director. The indemnification agreement will be in the form entered into with the Company’s other directors and executive officers. This form is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A (SEC File No. 333- 132080), as filed with the SEC on May 9, 2006.

Immediately prior to Mr. Lurie’s appoint as Chief Executive Officer of the Company, Stephen G. Waldis resigned as Chief Executive Officer of the Company.  Mr. Waldis will continue to serve as a director.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the definitive employment agreement between the Company and Mr. Lurie, attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release announcing the appointment of Mr. Lurie as Chief Executive Officer and the resignation of Mr. Waldis as the Company’s Chief Executive Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A copy of the press release announcing the employment inducement awards in connection with the appointment of Mr. Lurie as Chief Executive Officer is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description
10.1	Employment Agreement between Glenn Lurie and Synchronoss Technologies, Inc. dated November 13, 2017.
99.1	Press Release of Synchronoss Technologies, Inc. dated November 16, 2017 (announcing CEO appointment).
99.2	Press Release of Synchronoss Technologies, Inc. dated November 17, 2017 (announcing inducement awards).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2017	SYNCHRONOSS TECHNOLOGIES, INC.

	By:	/s/ Lawrence Irving
		Name:	Lawrence Irving
		Title:	Chief Financial Officer